EXHIBIT 10.01

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into this 8th day of February, 2016, by and between Nexeon MedSystems, Inc., a Delaware Corporation (“NXDE”), and Nexeon MedSystems Inc, a Nevada corporation (“NXNV”). Together, NXDE and NXNV are the “Parties”.

Recitals

A. NXDE is a corporation duly organized and validly existing under the laws of the State of Delaware and, as of the date hereof, has authorized capital consisting of 17,000,000 shares of Common Stock with a par value of $0.0001 per share, of which 1,529,000 shares are issued and outstanding; and 14,000,000 shares of Preferred Stock par value $0.0001 per share, of which 10,222,137 shares of Series A Preferred Shares, and 832,034 shares of Series B Preferred Shares are issued and outstanding. Additionally, NXDE has 80,000 outstanding options which shall be[1] terminated at the Effective Time and 604,212 Deferred Compensation Units outstanding, all of which will be terminated[2] at the Effective Time.

B. NXNV is a corporation duly organized and validly existing under the laws of the State of Nevada and, as of the date hereof, has authorized capital consisting of 75,000,000 shares of Common Stock with a par value of $.001 per share, of which 15,000,000 shares are issued and outstanding.

C. Each Party’s Board of Directors believes it is in its and its stockholders’ best interests that NXDE merge with and into NXNV through a statutory merger (the “Merger”) and, in furtherance thereof, have approved the Merger.

D. Pursuant to the Merger all of NXDE’s issued and outstanding shares of (i) Series A Preferred Stock (the “Series A Preferred Shares”), and (ii) Series B Preferred Stock (the “Series B Preferred Shares” and, together with the Series A Preferred Stock, the “NXDE Preferred Shares”, each having a par value of $0.0001 per share, will be converted into the right to receive shares of NXNV Common Stock, par value $0.001 per share (“NXNV Common Shares”).

Now, Therefore, for and in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Definitions

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the business of either Party or to the ability of any Party to consummate timely the transactions contemplated hereby: provided, that none of the following shall be deemed to constitute and none of the following shall be taken into account in determining whether there has been a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the business of the either Party, (2), national or international social or political conditions, including the engagement of the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack on the United States, or any of its territories, possessions or diplomatic or consular offices or upon the military installation, equipment or personnel of the United States, (3) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or market index, (4) changes in GAAP, (5) changes in laws, rules, regulations, orders or other binding directives issued by any Government Authority or (6) the taking of any action contemplated by this Agreement and any agreements contemplated hereby; (b) any existing event, occurrence or circumstances with respect to which NXNV and NXDE have actual knowledge as of the date hereof; and (c) any adverse change in or effect of the business of the Company that is cured by the Effective Time or the termination of this Agreement.

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“Net Product Sales ”means all cash and non-cash consideration from the sale of Products less the following items directly attributable to the Sale of such Products and borne by Surviving Corporation (as defined below), its affiliates or licensees as the seller: (a) discounts and rebates actually granted; (b) sales, value added, use and other taxes and government charges actually paid, excluding income taxes; (c) import and export duties actually paid; (d) freight, transport, packing and transit insurance charges actually paid or allowed; and (e) other amounts actually refunded, allowed or credited due to rejections or returns, but not exceeding the original invoiced amount.

“Patents” means (a) the patents and patent applications listed on Exhibit A, all patents resulting from the patent applications listed on Exhibit A, and all continuations, continuations-in-part, divisions, extensions, substitutions, re-issues, re-examinations, and renewals of any of the foregoing, and (b) any patents arising from any applications filed after the Effective Time and that claim priority from any of the patents or patent applications in subsection (a) priority.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture and unincorporated organization, and any other business entity or Governmental Authority.

“Products” means all products developed by the Surviving Corporation using the Patents.

“Quarterly Payment Deadline” means the day that is 30 days after the last day of any particular Quarter.

“Sell, Sale or Sold” means any transfer or other disposition of Products or for which consideration is received by the Surviving Corporation, its affiliates or licensees. A Sale of Products will be deemed completed at the time the Surviving Corporation or its affiliates or licensees receives such compensation. On or before each Quarterly Payment Deadline, Surviving Corporation shall report to the entity formed by NXDE to receive royalty payments the identification of each Product for which royalty payments are due in that quarter, the name of any licensee or affiliate making such sales, the Net Product Sales proceeds received in that quarter by Surviving Corporation, its licensees and affiliates, and the royalties due from such sales.

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Merger

§ 1.1 Surviving Corporation. In accordance with the terms and conditions of this Agreement, including without limitation, the conditions precedent set forth in Article VI hereof, NXDE shall be merged with and into NXNV (the “Merger”) effective as of the Effective Time (as defined in 1.2 below). NXNV shall be the surviving corporate entity (the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Nevada. The name of the Surviving Corporation shall continue to be “Nexeon MedSystems Inc”, a Nevada corporation.

§ 1.2 Effective Time. The Parties will cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretary of State of Delaware and the Nevada Secretary of State in accordance with the corporate laws of the State of Delaware and Nevada. The Merger shall become effective upon the issuance of a Certificate of Merger by the Nevada Secretary of State. The date and time when the Merger becomes effective is referred to herein as the “Effective Time.”

§ 1.3 Succession and Assumption. Immediately as of the Effective Time, by virtue of the Merger and without any action by NXNV or NXDE: (a) NXNV shall succeed to all present and future rights, titles, privileges, powers and franchises of NXNV and NXDE, and (b) NXNV shall assume any and all liabilities, duties and obligations of NXDE and NXNV, as they exist immediately prior to the Effective Time.

§ 1.4 Articles of Incorporation. As of the Effective Time, the Articles of Incorporation of NXNV in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law.

§ 1.5 Bylaws. At the Effective Time, the Bylaws of NXNV in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation, until thereafter amended as provided by law.

§ 1.6 Officers and Directors. At the Effective Time, the directors of NXNV shall consist of five members: two (2) of the directors shall be appointed by the former directors of NXDE, one of whom shall be Dr. Mark Bates with the other to be a yet to be determined individual; and three (3) of the directors shall have be elected by NXNV shareholders, who shall be William Rosellini, Ronald Conquest, and a yet to be determined individual. Thereafter, the full board of directors shall elect the officers of NXNV.

Conversion of Stock

§ 2.1 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a) the number of shares of Common Stock of NXNV, $0.001 par value per share (the “NXNV Common Stock”), authorized immediately prior to the Effective Time shall continue to represent the same number of authorized shares of the Surviving Corporation Common Stock; the number of shares of Preferred Stock of NXNV, $0.001 par value per share (the “NXNV Preferred Stock”) authorized prior to the Effective Time shall continue to represent the same number of authorized shares of the Surviving Corporation Preferred Stock; and

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(b) the total number of shares of the NXDE Preferred Shares issued and outstanding prior to the Effective Time, shall be converted into the right to receive 1,659.943 fully paid and non-assessable NXNV Common Stock (the “Preferred Conversion Consideration”). No such shares of NXDE Preferred Shares shall be converted to Preferred Stock of the Surviving Corporation. The total number of shares received in the Merger, shall be allocated to each NXDE Shareholder pursuant to the list of current NXDE shareholders. The list of those NXDE shareholders, along with the number of shares of NXNV Common Stock, which each NXDE Shareholder will receive, is attached hereto as Exhibit B. Each share of NXDE’s Common Shares issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished without conversion.

(c) all such NXDE Preferred Shares, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and the holder of a certificate (“NXDE Preferred Stock Certificate”) that, immediately prior to the Effective Time, represented outstanding NXDE Preferred Shares will cease to have any rights with respect thereto, except the right to receive, upon the surrender of such NXDE Preferred Stock Certificate: (i) the Preferred Conversion Consideration, and (ii) cash in lieu of fractional shares under Section 2.2 (collectively, the “Merger Consideration”).

§ 2.2 Fractional Shares. In lieu of issuing fractional shares of the Surviving Corporation in exchange for NXDE Stock, the Surviving Corporation shall cause to be paid to each person or entity entitled thereto an amount equal to $1.00 for each fractional share of the Surviving Corporation’s Common Stock resulting from the conversion of NXDE Stock into stock of the Surviving Corporation pursuant to §2.1 hereof.

§ 2.3 Closing of Transfer Books. At the Effective Time, the stock transfer books of NXNV and NXDE shall be closed and no transfer of shares of NXDE shall thereafter be made. After the Effective Time, certificates previously representing shares of NXDE Common Stock and shares of both Series A and Series B NXDE Preferred Stock shall be cancelled and exchanged for shares of Common Stock of the Surviving Corporation as provided in §2.4 hereof.

§ 2.4 Exchange of NXDE Stock. As soon as practicable after the Effective Time, the Surviving Corporation shall mail to each holder of record of NXDE Stock, immediately prior to the Effective Time, a form letter of transmittal for return to the Surviving Corporation, or its stock transfer Agent, containing instructions for use in effecting the surrender of certificates of NXDE Stock for certificates of Common Stock in the Surviving Corporation. Upon the proper surrender of such certificates, the record holder thereof shall be issued the number of fully paid and non-assessable shares of the Surviving Corporation’s Common Stock as such holder is entitled to receive under §§2.1 and 2.2 hereof. Thereafter such NXDE surrendered certificates shall be cancelled and of no further force or effect. Until surrendered, each certificate of NXDE Stock shall represent solely the right to receive shares of the Surviving Corporation into which the NXDE Stock shall have been converted pursuant to §§2.1 and 2.2 hereof.

NXDE and its Shareholders understand and accept without qualification that the shares of NXNV Common Stock received pursuant to this Agreement have not been registered with the Securities and Exchange Commission (SEC) or any state securities regulatory authority, and that standard restrictions on the unregistered shares of NXNV Common Stock will apply to each and every NXDE Shareholder receiving shares a part of this Merger or Debt Conversion. Each Stock Certificate issued by NXNV shall bear a legend indicating that the shares are non-transferrable until the standard NXNV and SEC conditions for enabling transferability have been met.

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§ 2.5 Dissenting Shares. Any holders of shares of NXDE Stock outstanding immediately prior to the Effective Time who have properly perfected their statutory dissenters rights in accordance with Section 262 of The Business Corporation Law of Delaware shall receive payment for their shares after the Effective Time from the Surviving Corporation, but only after the amount of such payment has been agreed upon or finally determined pursuant to such provisions of Section 262 of Business Corporation Law of Delaware.

§ 2.6 Additional Consideration. Prior to the Effective Time, NXDE shall spin-off any rights to the royalties in this Section 2.6 to a newly formed limited liability company (“NXDE LLC”). As additional consideration to the shareholders of NXDE, the Surviving Corporation shall pay NXDE LLC a royalty equal to Three Percent (3%) (the “NXDE Royalty”) of Net Product Sales received by the Surviving Corporation, its affiliates and licensees after the merger and derived from the commercialization of patents or other intellectual property owned by NXDE prior to the merger. A comprehensive list, agreed to by NXNV and NXDE of any and all such patents and intellectual property is attached hereto as Exhibit A and by this reference incorporated herein.

§ 2.7 Tax Treatment. The Parties intend that the Merger constitute a tax free reorganization under Code Section 368.

§ 2.8 Conversion/Assumption/Payment of Certain Notes Payable to Stockholders. At the Effective Time, any NXDE shareholder owed any sum of money by NXDE shall have the right to convert their debt to participation in the NXNV Private Placement dated February 1, 2016 (the “Offering”) pursuant to the terms and conditions of the Offering as set forth in the NXNV Private Placement Memorandum. The debt exchange rate shall be One Dollar ($1.00) of NXDE shareholder debt for One (1) Unit of the Offering. Any amount owed to an NXDE shareholder not converted into shares of NXNV Common Stock shall be represented by a promissory note entered into at the Effective Time by and between NXNV and the NXDE shareholder or their affiliates. The principal and interest of the promissory note shall be due and payable Two (2) years from the Effective Date and shall accrue interest at the rate of Seven Percent (7%) per annum.

Representations and Warranties of NXDE

NXDE hereby represents and warrants to NXNV as follows:

§ 3.1 Corporate Organization. NXDE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

§ 3.2 Capitalization of NXDE. As of the date hereof, the authorized capital stock of NXDE consists of 17,000,000 shares of Common Stock, par value of $0.0001 per share, of which there are issued and outstanding 1,529,000 shares of such Common Stock. As of the date hereof, the authorized capital stock of NXDE consists of 14,000,000 shares of Preferred Stock, par value of $0.0001 per share, of which there are issued and outstanding 10,222,137 shares of Series A Preferred Stock and 832,034 shares of Series B Preferred Stock. All of such outstanding shares have been validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. Prior to the Effective Time, there were 80,000 Stock Options, all of which will be terminated at or prior to the Effective Time and 604,212 Deferred Compensation Units of NXDE, all of which will be terminated at the Effective Time.

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§ 3.3 Authorization. NXDE has the necessary corporate power and authority to enter into this Agreement, which has been duly authorized by its board of directors and shareholders. This Agreement is a legal, valid, and binding obligation of NXDE.

§ 3.4 No Violation. Neither the execution and delivery of this Agreement by NXDE, the performance by NXDE of its obligations hereunder nor the consummation by it of the transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or Bylaws of NXDE; (ii) constitute a default under or cause the acceleration of the maturity of any debt or obligation, which, individually or in the aggregate with all other such debts and obligations, is material to NXDE taken as a whole; or (iii) to the best of the knowledge and belief of NXDE, violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which NXDE is subject, which would have a material adverse effect on the financial condition, business, or operations of NXDE, taken as a whole.

§ 3.5 Litigation. Except as set forth on Schedule 3.5[3], to the best of the knowledge and belief of NXDE, there is no action, proceeding or investigation pending or threatened against or involving NXDE or any properties or rights of NXDE, to specifically include any patents issued or pending in which NXDE has an ownership interest, which, if determined adversely, could materially and adversely affect the financial condition, business, or operations of NXDE taken as a whole. NXDE is not in violation of any order, judgment, injunction, or decree outstanding against it, the effect of which would be materially adverse to the financial condition, business, or operations of NXDE, taken as a whole.

§ 3.6 Financial Statements. NXDE heretofore has delivered to NXNV true and complete copies of the audited historical consolidated financial statements of NXDE as of December 31, 2010 and the unaudited consolidated financial statements for the periods ending December 31, 2011 through December 31, 2015. Such financial statements of NXDE delivered to NXNV were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position, results of operations, and changes in financial position of NXDE as of the dates and for the periods indicated herein above. As of the date of such financial statements, NXDE did not have any liabilities or obligations (absolute, accrued, contingent or otherwise) material to NXDE taken as a whole, which were not reflected on such financial statements. Since the date of such financial statements, NXDE has not incurred any liabilities material to NXDE taken as a whole, except (i) liabilities incurred in the ordinary course of business and consistent with past practices; (ii) liabilities disclosed on such financial statements; and (iii) liabilities incurred in connection with this Merger or as otherwise permitted by this Agreement.

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§ 3.7 Title to Properties. NXDE has good and marketable title to any and all of its material properties and assets (real, person and mixed, tangible and intangible) including without limitation, all the properties and assets which it purports to own as reflected on its financial statements furnished to NXNV, and specifically with respect to patents issued or pending in which NXDE has an ownership interest.

§ 3.8 No ERISA Issues. NXDE has no plan or agreement filed under the Employment Retirement Income Security Act which will cause any assumed or ongoing liability to Surviving Corporation.

Representations and Warranties of NXNV

NXNV hereby represents and warrants to NXDE as follows:

§ 4.1 Corporate Organization. NXNV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted.

§ 4.2 Capitalization of NXNV. As of the date hereof, the authorized capital stock of NXNV consists of 75,000,000 shares of Common Stock, par value of $0.001 per share, and there are 15,500,000 shares Common stock issued and outstanding, and there are no shares of Preferred Stock authorized or issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. As of the date hereof, there are no outstanding options, warrants, subscriptions, or other rights obligating of NXNV to issue any shares of its capital stock or other securities convertible into any shares of its capital stock.

§ 4.3 Authorization. NXNV has the necessary corporate power and authority to enter into this Agreement and this Agreement has been duly authorized by its board of directors and shareholders. This Agreement is a legal, valid, and binding obligation of NXNV.

§ 4.4 No Violation. Neither the execution and delivery of this Agreement by NXNV, the performance by NXNV of its obligations hereunder nor the consummation by it of the transactions contemplated hereby will: (i) violate any provision of the Articles of Incorporation or Bylaws of NXNV; (ii) constitute a default under or cause the acceleration of the maturity of any debt or obligation, which, individually or in the aggregate with all other such debts and obligations, is material to NXNV, taken as a whole; or (iii) to the best knowledge of NXNV, violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority to which NXNV is subject, which would have a material adverse effect on the financial condition, business, or operations of NXNV, taken as a whole.

§ 4.5 Litigation. To the best of the knowledge and belief of NXNV, there is no action, proceeding or investigation pending or threatened against or involving NXNV or any properties or rights of NXNV, which, if determined adversely, could materially and adversely affect the financial condition, business, or operations of NXNV, taken as a whole. NXNV is not in violation of any order, judgment, injunction or decree outstanding against it the effect of which would be materially adverse to the financial condition, business, or operations of NXNV, taken as a whole.

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§ 4.6 Financial Statements. NXNV heretofore has delivered to NXDE true and complete copies of its balance sheet as of December 7, 2015 and a Performa balance sheet as of January 2, 2016. Such financial statements of NXNV delivered to NXDE were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position, and changes in financial position of NXNV as of the dates and for the periods set forth herein above. As of the date of such financial statements, NXNV did not have any liabilities or obligations (absolute, accrued, contingent or otherwise) material to NXNV, taken as a whole, which were not reflected on such financial statements. Since the date of such financial statements, NXNV has not incurred any liabilities material to NXNV, taken as a whole, except: (i) liabilities incurred in the ordinary course of business and consistent with past practices; (ii) liabilities disclosed on such financial statements; and (iii) liabilities incurred in connection with this Merger or as otherwise permitted by this Agreement.

§ 4.7 Title to Properties. NXNV has good and marketable title to any and all of its material properties and assets (real, person and mixed, tangible and intangible) including without limitation, all the properties and assets, which it purports to own as reflected on its financial statements furnished to NXDE.

Covenants

§ 5.1 Conduct of Business Prior to the Effective Time. Each of NXNV and NXDE agrees that prior to the Effective Time:

(a) each of their respective businesses shall be conducted only in the ordinary course;

(b) except as required in connection with this Merger, it shall not: (i) amend its Articles of Incorporation or Bylaws; (ii) change the number of authorized shares of its capital stock; or (iii) declare, set aside, or pay any dividend or other distribution or payment in cash, stock, or property in respect of the shares of its capital stock;

(c) it shall not: (i) issue, grant or sell any shares or rights of any kind to acquire any shares of its capital stock; (ii) acquire any assets or enter into any other transaction, other than in the ordinary course of business; (iii) dispose of, encumber or mortgage any assets or properties which are material to it taken as a whole other than in the ordinary course of business; (iv) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, lease, contract or other document other than in the ordinary course of business; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; and

(d) it shall use its best efforts to preserve intact its business organization, to keep available the service of its present officers and key employees, and to preserve the goodwill of those having business relationships with it.

§ 5.2 Compliance with Laws. Each of NXNV and NXDE shall duly comply in all material respects with all laws applicable to it and its properties, operations, business and assets.

§ 5.3 Access to Properties and Records. Each of NXNV and NXDE shall, upon reasonable request, afford to the other's accountants, counsel and other authorized representatives, full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records.

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§ 5.4 Further Actions. Subject to the terms and conditions hereof, NXNV and NXDE each agree to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including without limitation, using all reasonable efforts: (i) to obtain all necessary waivers, consents and approvals, to give all notices and to effect all necessary registrations and filings; and (ii) to defend any lawsuits or other legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties challenging this Agreement or the consummation of the transactions contemplated hereby.

Conditions Precedent

§ 6.1 Conditions to the Obligation of NXDE to Effect this Merger. Each and every obligation of NXDE under this Agreement to be performed on or before the Effective Time shall be subject to the fulfillment by NXNV of the following additional conditions:

(a) NXNV shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof;

(b) the representations and warranties of NXNV contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by the transactions contemplated hereby;

(c) there shall have been no material adverse change in the business, assets, financial condition or results of operations of NXNV, taken as a whole, since the date of the financial statements furnished to NXDE;

(d) NXNV shall have furnished such certificates of its officers to evidence its compliance with the conditions set forth herein as may be reasonably requested by NXDE;

(e) the shareholders of NXDE shall have approved the Merger; and

(f) NXNV shall have executed and delivered to NXDE LLC that certain Royalty Agreement covering the NXDE Royalty in the form attached hereto as Exhibit D.

§ 6.2 Conditions to the Obligation of NXNV to Effect this Merger. Each and every obligation of NXNV under this Agreement to be performed on or before the Effective Time shall be subject to the fulfillment by NXNV of the following additional conditions:

(a) NXDE shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof;

(b) the representations and warranties of NXDE contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by the transactions contemplated hereby;

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(c) there shall have been no material adverse change in the business, assets, financial condition or results of operations of NXDE taken as a whole since the date of the financial statements furnished to NXNV, the conversion of debt to NXNV shares of Common Stock prior to or simultaneous to the Effective Time notwithstanding;

(d) NXDE shall have furnished such certificates of its officers to evidence its compliance with the conditions set forth herein as may be reasonably requested by NXNV.

(e) NXDE shall have delivered to NXNV all books and records necessary to accomplish the transfer of all assets owned by NXDE prior to the merger, including without limitation all accounting and intellectual property hard and electronic files.

(f) NXDE shall have terminated any and all options, warrants, deferred compensation units, issued and outstanding immediately prior to the Effective Time, and any and all other rights to equity of any kind or nature whatsoever of NXDE,

(g) at the Effective Time, Mark Bakes shall convert any and all debt owed to him by NXDE to shares of NXNV’s Common Stock and Ralph Ballard and his affiliates shall convert any and all debt, less the sum of $150,000, owed to him and his affiliates by NXDE to shares of NXNV’s Common Stock. At the Effective Time, Ralph Ballard shall receive a promissory note in the amount of $150,000 payable to him or his affiliates by NXNV on terms acceptable to both parties.

Termination

§ 7.1 Termination. This Agreement may be terminated if and only if the NXNV and NXDE Shareholders fail to approve this Agreement.

§ 7.2 Effect of Termination. In the event of the termination of this Agreement by either NXNV or NXDE, as provided above:

(a) this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of either NXNV or NXDE, or on the part of their respective directors, officers, employees, agents or shareholders; and

(b) all information received by either party hereto with respect to the business of the other party or its divisions, affiliates or associates (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties for any reason whatsoever.

Miscellaneous

§ 8.1 Amendment. This Agreement may be amended by the parties hereto by action taken by their respective board of directors at any time prior to the Effective Time, but no such amendment shall (i) alter the amount or change the form of consideration into which shares of NXDE Stock are to be converted as provided in 2.1 and 2.2 hereof, or (ii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of capital stock of NXNV or NXDE. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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§ 8.2 Fees and Expenses. Except as otherwise provided herein, the parties hereto shall bear their own costs and expenses incurred in connection herewith and with the transactions contemplated hereby, whether the Effective Time occurs or this Agreement shall be terminated. NXNV and NXDE agree to indemnify and hold the other harmless from any claim (together with costs and expenses, including attorneys fees, incurred in connection with such claims) for compensation by any person, firm or corporation claiming to have been requested, authorized or employed to act as lender, broker or agent in connection with the subject matter of this Agreement or negotiations leading thereto.

§ 8.3 Assignment. No party shall assign this Agreement or any of its rights and obligations hereunder without the prior written consent of the other party.

§ 8.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns.

§ 8.5 Notices. Any notice, demand or request required or permitted to be given under any provision of this Agreement shall be in writing and delivered personally or by registered or certified mail (return receipt requested, with postage prepaid) to the following address, or to such other address as either party may request by notice in writing to the other party:

(a)	If to NXNV:

Mr. Ron Conquest, COO

Nexeon MedSystems Inc

1708 Jaggie Fox Way

Lexington, KY 40511

480-203-9999

(b)	If to NXDE:

Dr. Mark Bates, M.D., Director

C/O Ms. Amy J. Tawney, Esq

600 Quamer Street

Charleston, WV 25301

304-347-1123

§ 8.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, superseding any and all prior agreements, understandings, negotiations and discussions. No amendment, alteration, modification or waiver of this Agreement shall be binding unless evidenced by an instrument in writing signed on behalf of each of the parties hereto.

§ 8.7 Construction. The captions and headings of this Agreement are for convenience and reference only, and shall not control or affect the meaning or construction of this Agreement. Use of the masculine gender shall also be deemed to refer to the feminine gender and neuter gender and the singular to the plural unless the context clearly requires otherwise.

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§ 8.8 Choice of Law. This Agreement shall be construed, governed, and enforced in accordance with the laws of the State of Nevada.

§ 8.9 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. The invalidity or unenforceability of any provision of this Agreement to any person or circumstance shall not affect the validity or enforceability of such provision as it may apply to any other persons or circumstances.

§ 8.10 Waiver. The failure in one or more instances of a party to insist upon performance of any of the terms, conditions and covenants set forth in this Agreement, or the failure of a party to exercise any right or privilege conferred by this Agreement, shall not be construed thereafter as waiving their right to insist upon the performance of such terms, conditions and covenants or the right to exercise such rights and privileges, which rights shall continue and remain in full force and effect as if no forbearance had occurred.

§ 8.11 Attorney Fees. In the event it becomes necessary for either party to file a suit to enforce this Agreement or any provision contained herein, and either party prevails in such action, then such party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorney fees and court costs incurred in such suit.

§ 8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together will constitute for all purposes one and the same instrument.

§ 8.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereby, unless the context requires otherwise. The word “including” shall mean including without limitation.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

NEXEON MEDSYSTEMS, INC., a Delaware corporation

Attest:	By: /s/ Mark Bates
Dr. Mark Bates, M.D., CEO
/s/
Secretary

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NEXEON MEDSYSTEMS INC, a Nevada corporation

Attest:	By: /s/ William Rosellini
William Rosellini, CEO
/s/
Secretary

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